SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 16, 2003

NEUBERGER BERMAN INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15361	06-1523639
(Commission File Number)	(I.R.S. Employer Identification No.)

605 Third Avenue

New York, New York 10158

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 476-9000

Item 7	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits:

99.1 Notice, dated October 16, 2003

Item 9      Regulation FD Disclosure

Neuberger Berman Inc. (the “Company”) is furnishing the following information pursuant to Item 9 and Regulation FD.

On October 16, 2003, the Company delivered a notice to Cede & Co., as the recordholder of its Liquid Yield Option™ Notes due 2021 (the “LYONs”), a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference (the “Notice”). The Company was obligated to deliver the Notice pursuant to the terms of the Indenture, dated as of May 4, 2001, as amended, between the Company and The Bank of New York, as trustee (as so amended, the “Indenture”), and to the terms of the LYONs issued under the Indenture.

In the Notice, the Company announced that October 31, 2003 is the anticipated closing date of the merger of the Company with and into Ruby Acquisition Company (“Newco”), a wholly owned subsidiary of Lehman Brothers Holdings Inc. (“Lehman Brothers”), pursuant to the terms of Agreement and Plan of Merger, dated as of July 21, 2003, as amended, among Lehman Brothers, Newco and the Company.

In accordance with General Instruction B.2. of Form 8-K, the information included in this Form 8-K, including, without limitation, Exhibit 99.1 hereto, is being furnished under this Item 9 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

TM Trademark of Merrill Lynch & Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBERGER BERMAN INC.

Dated: October 16, 2003	By:	/S/ JEFFREY B. LANE
Name: Jeffrey B. Lane
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice, dated October 16, 2003